DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant               [X]

Filed by a Party other than the    [_]

Registrant

      Check the appropriate box:

[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            The Dreyfus/Laurel Funds, Inc.

-          Dreyfus Core Equity Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)        Proposed maximum aggregate value of transaction:

(5)        Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

            Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

Dreyfus Core Equity Fund Level I Script

 (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Dreyfus Core Equity Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on June 6, 2018. Do you recall receiving the information? (Pause for response)

If “Yes” or positive response to reviewing information:

I am with AST Fund Solutions, the proxy solicitor and tabulator for this meeting. If you’re not able to attend the meeting, I can record your voting instructions by phone. The Fund's Board has approved the proposal and recommends a vote “For” the proposal.

If received materials, but negative response to reviewing information:

I am with AST Fund Solutions, the proxy solicitor and tabulator for this meeting.  I would be happy to review the proposal with you (refer to Fact Sheet) and record your vote by phone.  The Fund’s Board has approved the proposal and is recommending a vote “For” the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in the Dreyfus Core Equity Fund before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response)

Material Not Received:

We would be happy to resend the information to you. Would you prefer mail or email?

Mail: We would be happy to mail the information to you. Please allow 5 to 7 business days for delivery.

E-mail: I would be happy to e-mail you the information and, if you’d like, you can reply to the e-mail with your voting instructions and we can process your vote accordingly. Please allow 24 hours to receive the materials. The e-mail will come from AST Fund Solutions. Please check your spam folder if you don’t see our e-mail in your inbox.  May I please have your email address? (Notate E-mail Address and Proceed)

CONFIRMATION: I am recording your (Recap Voting Instructions).  For confirmation purposes:

•         Please state your full name. (Pause – refer to rebuttal if neglects to state middle initial)

•         According to our records, you reside in (city, state, zip code). (Pause)

•         To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

(If Wrong address is stated, go to “Shareholder states a different address during confirmation”)

(If still incorrect, go to “Wrong address given by investor”)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records.  If you should have any questions, please call the toll free number listed on this confirmation.  Mr. /Ms. (SHAREHOLDER’S LAST NAME), your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY                                                                                        Updated 5-23-2018

Dreyfus Core Equity Fund Level I Script

 (CONFIRM RECEIPT OF PROXY MATERIAL)

REBUTTALS

Shareholder states a different address during confirmation:

Our records indicate a different address. Is it possible the account has been registered at a different address?

Wrong address given by investor:

Mr./Mrs./Ms. (SHAREHOLDER’S LAST NAME) I apologize but the address that you just recited for me doesn’t match our records and, therefore, I can’t take your vote by telephone.  Instead, I urge you to complete, sign, date and return your proxy card or voting instruction form at your earliest convenience, or vote your shares by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form.  Thank you for your time and have a good (morning, afternoon, evening).

S/h neglects to state middle initial/name suffix/street direction/apartment during confirmation.

Our records also show a (middle initial/name suffix/street direction/apartment). Can you please confirm that as well?

“Why do I need to vote?” or “Why is it so important that I vote?”

We want to ensure that your shares are represented at the upcoming special meeting of shareholders. If there is a lack of shareholder participation, the meeting might be delayed or adjourned. The Fund's Board has approved and is recommending a vote “In Favor”. May I record your vote at this time?

Shareholder refuses to vote or give address:

I understand you don’t wish to vote at this time, please remember your vote is very important and your time is appreciated. If you change your mind and would like us to assist you in voting by telephone, please call us back toll-free at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00 PM Eastern Time and Saturday between 10:00 AM and 6:00 PM Eastern Time. You can vote at any time by completing, signing, dating and returning your proxy card or voting instruction form using the postage-paid envelope provided, or by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form.  Thank you for your time and have a good (morning, afternoon, evening).

ANSWERING MACHINE SCRIPT:

Hello.  My name is [AGENT’S FULL NAME] and I am calling from AST Fund Solutions regarding your investment in the Dreyfus Core Equity Fund.  You should have recently received proxy materials in the mail concerning the Fund’s Special Meeting of Shareholders to be held on June 6, 2018.  Your vote is important. Please sign, date and promptly mail your proxy card or voting instruction form in the postage-paid envelope provided. Internet or touch-tone telephone voting also is available. Please follow the instructions provided on your proxy card or voting instruction form. If you have any questions, would like to vote or need new proxy materials, please call AST Fund Solutions, which is your Fund’s proxy solicitor, at 1-877-478-5047. Thank you.

FOR INTERNAL DISTRIBUTION ONLY                                                                                        Updated 5-23-2018